               SECURITIES AND EXCHANGE COMMISSION
                     Washington D.C. 20549


                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of report (Date of earliest event reported): February 26, 2001

                          QUAZON CORP.
     (Exact name of registrant as specified in its charter)


 Nevada                      000-25843               87-0570975
(State of                  (Commission          (I.R.S. Employer
Incorporation)             File Number)       Identification No.)


         135 West 900 South, Salt Lake City, Utah 84101
            (Address of principal executive offices)


                         (801) 278-2805
       (Registrant's telephone number, including area code)


 (Former name or former address, if changed since last report)

Item 5.   Other Events.

On February 26, 2001 a Stock Purchase Agreement ("Stock Purchase Agreement") was entered into by and between eight present shareholders of Quazon Corp. including Quazon Corp.'s three present officers and directors (collectively the "Sellers"), and five other parties (collectively the "Purchasers"), pursuant to which the Sellers have agreed to sell, and the Purchasers have agreed to purchase, certain shares of common stock of Quazon Corp., as described in the Stock Purchase Agreement attached hereto as Exhibit 2.1 and incorporated herein by this reference.

A total of 386,111 shares of Quazon Corp. common stock are to be sold by the Sellers to certain of the Purchasers in three separate phases between February 26, 2001 and April 16, 2001. In the event the first three phases are successfully and timely completed, then: (i) the current officers and directors of Quazon Corp. shall resign and appoint the designees of Bluestone, Inc. as their replacement directors; and (ii) three option agreements shall be granted to certain of the Purchasers which will collectively give those Purchasers the right to purchase up to 5,278,347 shares of Quazon Corp. common stock, upon the terms and conditions described in the option agreements.

In the event that all of the stock purchases/sales contemplated by the Stock Purchase Agreement are consummated, including the complete exercise of all options which may be granted pursuant to the Stock Purchase Agreement, the Purchasers shall collectively purchase a total of 5,664,458 shares of common stock of Quazon Corp., which will then represent approximately 80.9% of all shares of Quazon Corp. common stock which are estimated to be issued and outstanding as of that time.

The purchase or sale of shares of Quazon Corp. common stock, the granting of certain options, and the exercise of those options are all subject to terms and conditions described in the Stock Purchase Agreements and the related option agreements. If the purchase/sale of 386,111 shares contemplated in phases one, two and three of the Stock Purchase Agreement are consummated, a change in control of Quazon Corp. will result upon the resignations of current officers and directors of Quazon Corp. and the appointment of Bluestone, Inc.'s designees as new directors. This may occur on or before April 16, 2001. In the event that all of the first three phases of stock purchases/sales described in the Stock Purchase Agreement are not consummated, then no change of control of Quazon Corp. will occur pursuant to the Stock Purchase Agreement.

Item 7.   Financial Statements and Exhibits.

(c)  Exhibits

Exhibit No.    Exhibit Description

2.1            Stock Purchase Agreement dated February 26, 2001 with
               Exhibits

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              QUAZON CORP.
                              (Registrant)


Date: February 26, 2001       By: /s/ Steven D. Moulton
                                 Steven D. Moulton
                                 President, Chief Executive Officer
                                 and Director

                         EXHIBIT INDEX

Exhibit                                                     Page
No.   Exhibit Description                              No.

2.1   Stock Purchase Agreement dated February                     6
      26, 2001 with Exhibits.